UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 10, 2023

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	EGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 10, 2023, EastGroup Properties, Inc. (the “Company”) and its subsidiary, EastGroup Properties, L.P. (the “Operating Partnership”), entered into the First Amendment to Fifth Amended And Restated Credit Agreement and Agreement Regarding Commitment Increase (the “Amendment”). The Amendment amends the Fifth Amended and Restated Credit Agreement (the “Credit Agreement”), dated June 29, 2021, by and among the Company, the Operating Partnership, PNC Bank, National Association, as Administrative Agent, Regions Bank, as Syndication Agent, Wells Fargo Bank, National Association, Bank of America, N.A. and U.S. Bank National Association, as Co-Documentation Agents, PNC Capital Markets LLC as Sustainability Agent, PNC Capital Markets LLC and Regions Capital Markets, as Joint Lead Arrangers and Joint Bookrunners and the lender parties thereto to, among other things, (i) increase the aggregate commitment of all of the lenders to lend funds under the Credit Agreement by $200 million, from $425 million to $625 million, (ii) add TD Bank, N.A. as a Co-Documentation Agent and The Huntington National Bank and Associated Bank, National Association as lenders under the Credit Agreement and (iii) replace the London interbank offered rate (“LIBOR”) with the secured overnight financing rate administered by the Federal Reserve Bank of New York (“SOFR”) as the benchmark interest rate for loans under the Credit Agreement. Other than the foregoing, the material terms of the Credit Agreement remain unchanged.

Some of the lenders party to the Credit Agreement, as amended by the Amendment, or their affiliates have from time to time provided in the past, and may provide in the future, commercial lending or investment banking services to the Company and its affiliates in the ordinary course of business.

The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 on this Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1
First Amendment to Fifth Amended And Restated Credit Agreement and Agreement Regarding Commitment Increase, dated January 10, 2023, among EastGroup Properties, L.P.; EastGroup Properties, Inc.; PNC Bank, National Association, as Administrative Agent; Regions Bank, as Syndication Agent, Wells Fargo Bank, National Association, Bank of America, N.A., U.S. Bank National Association, and TD Bank, N.A. as Co-Documentation Agents; PNC Capital Markets LLC as Sustainability Agent; PNC Capital Markets LLC and Regions Capital Markets, as Joint Lead Arrangers and Joint Bookrunners; and the Lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 13, 2023

EASTGROUP PROPERTIES, INC.

By: /s/ Brent W. Wood
Name: Brent W. Wood Title: Executive Vice President, Chief Financial Officer and Treasurer